Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Reports its Year End Results: Key Milestones Achieved

Montreal, October 13, 2004 - C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to report its results for the fiscal year ended June 30, 2004. After extensive product development and significant capital invested in R&D, and an acquisition of a security services business in February, we reported our first commercial sales totaling slightly over $1 million for the year. For the 12-month period ended June 30, 2004, net loss per share was $0.14 compared to $0.02 in 2003. As of June 30, 2004, our working capital stood at over $1.5 million, which compared to a working capital deficit of almost $820,000 in the prior year.

2004 was a milestone year for C-Chip. We have emerged from a company strictly focused toward product development to a corporate organization devoted to the marketing and selling of state-of-the-art products and services in the telematics and security sectors. While our actual results are not yet impressive, we have worked extensively over the last year on planting the seeds of our future success. Key distribution agreements have been concluded and with our full support, we expect that the distribution network that we have put in place in North America will bring significant growth for our company.

Since our acquisition of the C-Chip technology in 2003, our company has been involved in M2M (machine to machine) communications. Our technology is based on a platform that can be adapted to a wide number of products, including office equipment, industrial equipment and consumer electronics products. We are now beginning to market a comprehensive offering to the automotive sector with solutions encompassing the credit, asset and security management industry. With the progress that we have made in the last year on the development of products related to the consumer electronic market and industrial equipment, we expect to generate revenues from an expanding product base.

Within the credit management sector, we have now finished the development and completed extensive testing of the Credit Manager, a benefit-denial receiver that can be incorporated into any vehicle. We began delivery of the Credit Manager last October and have so far delivered approximately 2,600 units. We are now putting significant efforts to increase our distribution network in the US and in Canada and, thus far, the reaction from the marketplace indicates a strong interest for the Credit Manager and our other credit management solutions. Our intent is to rapidly build a strong and effective distribution network in the US and in Canada. Once in place, our goal is to rapidly capture about 10% of the addressable BHPH (Buy Here - Pay Here) market in the US. With a product that is cost-effective, as easy to use as a click of the mouse and that can reduce payment delinquency significantly, we believe this goal is attainable.

Our credit management applications for consumer electronic related products, our MPP and MP2, are currently being tested and we expect their commercial introduction to the Rent-to-Own marketplace later in fiscal 2005. Within this market segment, we will be targeting approximately 30 retail companies and actual sales results are expected to follow. The MPP offers credit grantors, using the Internet, the ability to remotely access, monitor and control the use of consumer electronic products that they have leased or financed to consumers.

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

We have also completed extensive field tests for the SHADOW, a device offering wireless vehicle control, monitoring and tracking features. In all, we have tested over 500 units of the SHADOW. Different potential customers, including resellers, distributors, car dealers, wireless carriers and OEM equipment manufacturers, have conducted field tests of the device. Market response has been very positive. In fact, last July, we announced that our SHADOW had obtained its certification from Metrocall Wireless Inc, a leading provider of paging products and other wireless services to businesses, governments and healthcare communities in the United States. The SHADOW is the first AVL (Automatic Vehicle Location) device embedding Advantra's Karli EXT 2-way radio modem to be certified by Metrocall. The Karli EXT is the smallest and lowest cost radio modem available on the market today. For us, the certification of our SHADOW to operate on Metrocall's ReFlex wireless network represents a strong technical endorsement, but also confirmation in our ability to develop cost effective solutions for credit and security management and the monitoring of urban fleets.

The commercial launch of the SHADOW has commenced and our goal is to offer our tracking solution at a very competitive price point to enable a potentially large distribution within the business segment that we are targeting. We believe the Shadow will appeal not only to the credit management industry, but also to the security and asset management sector.

In Canada, we recently announced that our company had concluded a sales and distribution agreement with Paging Network of Canada Inc. (PageNet) for the marketing and selling of our SHADOW. PageNet is Canada's largest paging-only and wireless messaging company with approximately 250,000 customers. Although the agreement was only concluded in September 2004 and, so far PageNet has conducted only limited marketing activity, initial response by the market is very positive.

Of greater significance for our core activity, in May we announced that we had entered into a sales and distribution agreement with Northland Auto Enterprises whose distribution network includes about 200,000 new and used car dealers across the United States. The agreement involves the nationwide distribution of our complete line of products offering credit and security management solutions for the automotive industry. Under the agreement, Northland will market our products under their private label and has committed to a minimum purchase worth approximately $10 million over a 6-month period. Planning for the introduction of this initiative has just been completed. At this time, while we do not anticipate that Northland's minimum purchase commitment to our company will materialize in the forecasted period, we nevertheless remain confident that Northland will generate significant revenues for our company and we have recently launched a major marketing campaign to support their efforts to bring our products to mass automotive retailers and car dealers. We expect that these added efforts will bring results shortly to our company.

In July, we also announced our intent to form an alliance with Nexus3 for the distribution of our security products to the Power Sports vehicle (PS) market (motorcycles, ATVs, PWCs and snowmobiles). So far, Nexus3 has been actively putting in place a business plan to aggressively sell our products to the PS market under their own private label. Nexus3 presently has a list of 1200 pre-qualified dealers in Canada and 4000 in the US. At this time, our company is satisfied with the progress of NexusTM and actual results are expected soon.

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

In February, to ensure that we would be able to provide turnkey security packages to consumers and businesses, we purchased Canadian Security Agency (2004) Inc., a private Montreal-based business established in 1984 that provides security services to large corporate accounts, including courier and trucking companies. With this acquisition our intent is to offer a complete infrastructure to monitor our tracking devices from a central point, alerting car owners, police authorities and insurance companies when car thefts occur. The addition of Canadian Security Agency has given us instant mass in the security field that we are very actively targeting, as well as increasing our credibility in the provision of security and asset management applications.

To enable our distributors to sell our products and services more effectively as a security management application, we have marketed to a number of large insurance companies different wireless solutions aimed at preventing the theft of cars and power sport vehicles. Specifically, we have made representations to have the HAWK, the FALCON and the SHADOW as products recognized by the insurance industry as solutions preventing theft of vehicles, or contributing to their rapid recovery if ever stolen. While further work is to be done on that front, significant milestones were achieved lately. For instance, Allstate is now offering a discount of up to 25% on the insurance premium charged to any policyholder who has installed our ultimate security solutions on their vehicle. In the power sport vehicle market, Jevco is another insurance company offering discounts to policyholders who install one of our solutions. We believe this initial recognition by these insurance companies will enhance the attractiveness of our product offerings in the marketplace, and we will continue to pursue other such recognitions within the insurance industry.

In our quest to provide all the support necessary to allow our distribution network to achieve success, in March we launched an e-store, www.cchipstore.com, a virtual gateway for our agents, resellers and distributors offering credit, security and asset management solutions. Our e-store is now accessible 24/7 for all to visit. Agents, resellers and distributors have access to a restricted area for online volume buying and the public area allows consumers to order our products and services directly. Our e-store is a fully secure transactional website developed to give our resellers and distributors added value and to increase our presence on the Web.

Outside the North American market, in February we announced a strategic alliance and licensing agreement with 7Bridge Capital Partners Limited, a sister company, for the marketing of our family of products and services in Asia with an immediate emphasis on opening the China market. This venture is progressing as expected. Over the last few months, 7Bridge has been focusing on establishing in-roads to market and distribute the HAWK and the FALCON in China and positive results are expected down the road.

Of more significance for our potential in-roads into the Asian markets, China's Ministry of Communications has recently issued documents regarding the installation of GPS tracking unit and vehicle recording telemetry functions. The Ministry has required the Provinces to report by March 1, 2005 and Shandong province will be the first to start implementing the project. After the installation program has been implemented, vehicles without GPS tracking unit will not be allowed to operate. Although there are still many rivers to be crossed, our company and 7Bridge view the above as a major opportunity and our intent is to fully participate in the process.

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

In Europe, we are seriously investigating, along with financial partners, the opportunity to establish a subsidiary with the mission to distribute our current and future products in the European markets. With the economic unification of European countries now well underway, the size and dynamism of this market is for our company an opportunity that deserves our utmost attention. We expect to be able to announce concrete developments to that effect soon.

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation is positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. The Company's goal is to be recognized as a leading provider of credit management solutions for financial institutions, of security solutions for insurance companies and asset management solutions for car rental companies and urban fleets.

About the C-ChipTM Technology
 The C-ChipTM is a new wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-ChipTM technology offers significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web site at www.c-chip.com.

Contacts:
Stephane Solis, President & CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.